Exhibit 24.1

Limited Power of Attorney
Post-Effective Amendment No. 1 to the Registration Statements on Form S-8

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Diamond Hill Investment Group, Inc. hereby constitute and appoint Heather E. Brilliant and Thomas E. Line, and each of them, as their true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign a Post-Effective Amendment No. 1 to each of the following Registration Statements on Form S-8: (i) the 2005 Employee and Director Equity Incentive Plan (Registration No. 333-171110); (ii) the Diamond Hill Investment Group Inc. 2011 Equity and Cash Incentive Plan (Registration No. 333-173797); (iii) the Diamond Hill Investment Group Inc. 2014 Equity and Cash Incentive Plan (Registration No. 333-197064); and (iv) the Diamond Hill Investment Group, Inc. 2022 Equity and Cash Incentive Plan (Registration No. 333-265582), and any and all amendments and documents related thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and The Nasdaq Stock Market, and grants unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, and hereby ratifies and confirms all things that each of said attorneys-in-fact and agents, or either of them or their substitute(s), may lawfully do or cause to be done by virtue hereof.

    Effective the 29th day of April, 2025, unless otherwise indicated below.

/s/ Heather E. Brilliant	/s/ Thomas E. Line
Heather E. Brilliant	Thomas E. Line

/s/ Richard S. Cooley	/s/ Gordon B. Fowler
Richard S. Cooley	Gordon B. Fowler

/s/ Paula R. Meyer	/s/ Nicole R. St. Pierre
Paula R. Meyer	Nicole R. St. Pierre

/s/ L’Quentus Thomas
L’Quentus Thomas